June 23, 2021

LETTER AGREEMENT

AMG Pantheon Fund, LLC,

AMG Pantheon Master Fund, LLC,

AMG Pantheon Subsidiary Fund, LLC and

AMG Pantheon Lead Fund, LLC

One Stamford Plaza

263 Tresser Boulevard, Suite 949

Stamford, Connecticut 06901

Re: Fourth Amended and Restated Expense Limitation and Reimbursement Agreement

Ladies and Gentlemen:

This Letter Agreement documents (i) an undertaking by Pantheon Ventures (US) LP (the “Adviser”) to limit the total operating expenses of AMG Pantheon Fund, LLC (the “Fund”); and (ii) our agreement regarding the extent to which the Adviser will, under certain circumstances, receive payment from the Fund, AMG Pantheon Master Fund, LLC (the “Master Fund”), AMG Pantheon Subsidiary Fund, LLC (the “Corporate Subsidiary”), and AMG Pantheon Lead Fund, LLC (the “Lead Fund,” and together with the Corporate Subsidiary and the Master Fund, the “Underlying Funds”) as recoupment of certain amounts paid, waived, or reimbursed by the Adviser to the Fund and the Underlying Funds in fulfillment of an undertaking by the Adviser to limit the expenses of the Fund. This Letter Agreement shall terminate in the event the Adviser ceases to be the investment adviser of the Fund or upon mutual agreement between the Adviser and the Fund’s Board of Directors.

From time to time hereafter, the Adviser may undertake to waive the investment management fees payable by the Underlying Funds (in each case, but not below zero), to be borne directly or indirectly pro rata by the Master Fund’s unitholders, and pay or reimburse the Fund’s expenses (whether borne directly or indirectly through and in proportion to the Fund’s direct or indirect interest in the Underlying Funds, and in the case of the Master Fund, as borne directly or indirectly pro rata by the Master Fund’s unitholders), in that order, such that the Fund’s total annual operating expenses (exclusive of certain items listed below) do not exceed a certain amount (the “Expense Cap”). If the Adviser undertakes (i) to waive the investment management fees payable by any of the Underlying Funds pursuant to the Expense Cap or (ii) to pay or reimburse the Fund’s expenses pursuant to the Expense Cap, then the Fund, or, with respect to the waived management fees, the applicable Underlying Funds, will be obligated to pay the Adviser all such amounts paid, waived, or reimbursed by the Adviser pursuant to the Expense Cap, provided that (A) the amount of such additional payment in any year, together with all other expenses of the Fund (whether borne directly or indirectly through and in proportion to the Fund’s interest in the Underlying Funds), in the aggregate, would not cause the Fund’s total annual operating expenses, whether borne directly or indirectly through and in proportion to the Fund’s interest in the Underlying Funds (exclusive of (i) the Fund’s proportional share of (a) fees, expenses, allocations, carried interests, etc. of the private equity investment funds and co-

investments in portfolio companies in which any Underlying Fund invests (including all acquired fund fees and expenses); (b) transaction costs, including legal costs and brokerage commissions, of any Underlying Fund associated with the acquisition and disposition of primary interests, secondary interests, co-investments, ETF investments, and other investments; (c) interest payments incurred by any Underlying Fund; (d) fees and expenses incurred in connection with any credit facilities obtained by any Underlying Fund; (e) taxes of any Underlying Fund; (f) extraordinary expenses (as determined in the sole discretion of the Adviser) of any Underlying Fund; (g) fees and expenses billed directly to the Corporate Subsidiary by any accounting firm for auditing, tax and other professional services provided to the Corporate Subsidiary, and fees and expenses billed directly to the Lead Fund by any accounting firm for auditing, tax and other professional services provided to the Lead Fund; and (h) fees and expenses billed directly to the Corporate Subsidiary for custody and fund administration services provided to the Corporate Subsidiary, and fees and expenses billed directly to the Lead Fund for custody and fund administration services provided to the Lead Fund; and (ii) (a) the investment management fee, if any, paid by the Fund; (b) acquired fund fees and expenses of the Fund; (c) transaction costs, including legal costs and brokerage commissions, of the Fund; (d) interest payments incurred by the Fund; (e) fees and expenses incurred in connection with a credit facility, if any, obtained by the Fund; (f) any distribution and/or service fees paid by the Fund; (g) taxes of the Fund; and (h) extraordinary expenses (as determined in the sole discretion of the Adviser) of the Fund) in any such year to exceed the amount of the Expense Cap, (B) the amount of such additional payment shall be borne pro rata by all Fund unitholders or with respect to each Underlying Fund, by all such Underlying Fund’s unitholders, as applicable, and (C) no such additional payments by the Fund, or, with respect to any waived management fees, the applicable Underlying Fund, will be made with respect to amounts paid, waived, or reimbursed by the Adviser more than thirty-six (36) months after the date the Fund, or, with respect to the waived management fee, the applicable Underlying Fund, accrues a liability with respect to such amounts paid, waived, or reimbursed by the Adviser.

Any payments by the Fund or any Underlying Fund under this Letter Agreement shall be in addition to all amounts otherwise payable to the Adviser as an investment management fee or any other fee for services to the Fund or the Underlying Funds.

Effective as of June 23, 2021, and continuing until such time that this Letter Agreement is terminated in accordance with the terms set forth in the last sentence of the first paragraph of this Letter Agreement, the Adviser hereby undertakes to limit the total annual operating expenses of the Fund, whether borne directly or indirectly through and in proportion to the Fund’s direct or indirect interest in the Underlying Funds (exclusive of (i) the Fund’s proportional share of (a) fees, expenses, allocations, carried interests, etc. of the private equity investment funds and co-investments in portfolio companies in which any Underlying Fund invests (including all acquired fund fees and expenses); (b) transaction costs, including legal costs and brokerage commissions, of any Underlying Fund associated with the acquisition and disposition of primary interests, secondary interests, co-investments, ETF investments, and other investments; (c) interest payments incurred by any Underlying Fund, (d) fees and expenses incurred in connection with any credit facilities obtained by any Underlying Fund; (e) taxes of any Underlying Fund; (f) extraordinary expenses (as determined in the sole discretion of the Adviser) of any Underlying Fund; (g) fees and expenses billed directly to the Corporate Subsidiary by any accounting firm for auditing, tax and other professional services provided to the Corporate Subsidiary, and fees and expenses billed directly to the Lead Fund by any accounting firm for auditing, tax and other professional services provided to the Lead Fund; and (h) fees and expenses billed directly to the Corporate Subsidiary for custody and fund administration services provided to the Corporate Subsidiary, and fees and expenses billed directly to the Lead Fund for custody and fund administration services provided to the Lead Fund; and (ii) (a) the investment management fee, if any, paid by the Fund; (b) acquired fund fees and expenses of the Fund; (c) transaction costs, including legal costs and brokerage commissions, of the Fund; (d) interest payments incurred by the Fund; (e) fees and expenses incurred in connection with a credit facility, if any, obtained by the Fund; (f) any distribution and/or service fees paid by the Fund; (g) taxes of the Fund; and (h) extraordinary expenses (as determined in the sole discretion of the Adviser) of the Fund) to the annual rate of 1.45% of the net assets attributable to the Fund as of the end of each calendar month.

Sincerely,

Pantheon Ventures (US) LP

By: /s/ Susan Long McAndrews

Name: Susan Long McAndrews

Title:   Managing Director

Date:   June 23, 2021

ACKNOWLEDGED AND ACCEPTED

AMG Pantheon Fund, LLC

By: /s/ Thomas Disbrow

Name: Thomas Disbrow

Title:   Treasurer

Date:   June 23, 2021

AMG Pantheon Master Fund, LLC

By: /s/ Thomas Disbrow

Name: Thomas Disbrow

Title:   Treasurer

Date: June 23, 2021

AMG Pantheon Subsidiary Fund, LLC

By: /s/ Thomas Disbrow

Name: Thomas Disbrow

Title:   Treasurer

Date:   June 23, 2021

AMG Pantheon Lead Fund, LLC

By: /s/ Thomas Disbrow

Name: Thomas Disbrow

Title:   Treasurer

Date:   June 23, 2021